                                                              PRELIMINARY COPIES
                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule
     14a-11(c) or Rule 14a-12

                            Talley Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

     Shareholders' Committee to Remove Entrenched and Arrogant Management.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                           [THE TALLEY SCREAMER LOGO]

=============================================================================
VOLUME 1, NO. 2         "WHY SCREAM???  WE SCREAM!!!"          MARCH 19, 1997
=============================================================================

                        TALLEY'S TALES MAKE SHAREHOLDERS
                                     SCREAM

On March 14, William Mallender, Talley's Chairman, signed a letter to shareholders regarding SCREAM--the Shareholders' Committee to Remove Entrenched and Arrogant Management. Mr. Malleder's letter is far more a work of fiction
than one of fact.   The following is a sampling of the places where Mr.
Mallender's "tale" departs from the facts.

CHAPTER 1 ACCORDING TO MALLENDER: SCREAM seeks to "STRIP AWAY VITAL STOCKHOLDER PROTECTIONS."

                               THE FACT IS . . .

      - SCREAM wants the Board to act to permit shareholders to (1) abolish Talley's classified Board of Directors; (2) eliminate certain supermajority shareholder voting requirements; (3) abolish the ban on special meetings called by shareholders; and (4) eliminate Talley's Poison Pill.

      - The existing provisions are NOT "STOCKHOLDER PROTECTIONS"--they are, in fact, MANAGEMENT PROTECTIONS. The Securities and Exchange Commission has identified each as an "ANTI-TAKEOVER DEVICE" designed to "INSULATE MANAGEMENT FROM REMOVAL" or as "PREVENTING SHAREHOLDER CONSIDERATION OF TAKEOVERS OPPOSED BY THE BOARD."

CHAPTER 2 ACCORDING TO MALLENDER: SAAD ALISSA is a "SHORT TERM SPECULATOR" whose aim is to "BREAK UP THE COMPANY" and "BUY THE PIECES AT BARGAIN PRICES."

         In support of these assertions, Mr. Mallender purports to quote a newspaper article quoting Mr. Alissa's investment adviser and apparently relies upon non-public information about a new company formed by Mr. Alissa.

                               THE FACT IS . . .

       - MR. MALLENDER has MISQUOTED the article and, thereby, TURNED A TRUE STATEMENT about an UNRELATED INVESTMENT into a FALSE STATEMENT about Mr. Alissa's investment in TALLEY.

       - MR. ALISSA has formed a NEW COMPANY to invest in manufacturing enterprises. To date, this company has made only one acquisition--in a manufacturing business ENTIRELY UNRELATED TO TALLEY or its many businesses.

       - MR. ALISSA began to purchase TALLEY SHARES in JULY 1994 and HAS SOLD NONE OF HIS HOLDINGS. Almost 3 YEARS and counting IS NOT A "SHORT TERM" investment.

       - Mr. Alissa and the other members of SCREAM own nearly 10% OF TALLEY'S COMMON STOCK. ANY ACTION THAT IS HARMFUL TO TALLEY SHAREHOLDERS IS HARMFUL TO SCREAM.

--------------

The Talley SCREAM-er is published from time to time by the Talley Industries Shareholders' Committee to Remove Entrenched and Arrogant Management--SCREAM. Certain of the statements contained herein represent the opinions of the members of SCREAM. Additional information about SCREAM is available through materials filed with the Securities and Exchange Commission in Washington, D.C. or by contacting Beacon Hill Partners, Inc., 90 Broad Street, New York, New York, 10004 -- (212) 843-8500 (call "Collect") or call toll free--(800)
755-5001. Except as shareholders, the members of SCREAM are not affiliated with Talley Industries.

=============================================================================
THE TALLEY  SCREAM-ER           PAGE  2                        MARCH 19, 1997
=============================================================================


CHAPTER 3 ACCORDING TO MALLENDER:   MR. ALISSA has aligned himself with 2
        FORMER TALLEY MANAGERS WHO WERE "LET GO" BY THE COMPANY and A FORMER EXECUTIVE OF TRW, A COMPANY ONLY RECENTLY FOUND LIABLE TO TALLEY.

                               THE FACT IS . . .

      - RALPH ROCKOW, one of SCREAM's nominees, CHOSE TO RESIGN FROM TALLEY in 1982, over his DIS-AGREEMENT WITH MR. MALLENDER ABOUT THE FUTURE OF THE AIRBAG INDUSTRY. MR. ROCKOW, who HEADED TALLEY'S AIRBAG INITIATIVE for MORE THAN 5 YEARS before Mr. Mallender became President, BELIEVED THAT AIRBAGS WERE THE WAVE OF THE FUTURE--MR. MALLENDER DID NOT.

      - GEORGE SAWYER, another of SCREAM's nominees, ALSO CHOSE TO RESIGN as President of John J. McMullen Associates, A MAJOR TALLEY SUBSIDIARY, over FUNDAMENTAL MANAGEMENT DIFFERENCES WITH MR. MALLENDER and other members of Talley management.

      - BOTH MR. ROCKOW AND MR. SAWYER WERE AWARDED SUBSTANTIAL
        POST-RESIGNATION COMPENSATION BY TALLEY--MR. ROCKOW A 9-MONTH SEVERANCE PACKAGE AND MR. SAWYER A 2-YEAR CONSULTING AGREEMENT.

      - ROBERT CRAIG, the third SCREAM nominee, SPENT 15 YEARS AS AN OPERATING EXECUTIVE WITH TRW. However, MR. CRAIG RETIRED IN 1987--2 YEARS BEFORE Talley sold its airbag business to TRW and 7 YEARS BEFORE the onset of the Talley/TRW litigation.

      - The SUGGESTION that either Mr. Rockow or Mr. Sawyer was fired for incompetence, wrongdoing, or any other reason is COMPLETELY GROUNDLESS AND, WE BELIEVE, DELIBERATELY MISLEADING. Mr. Mallender's suggestion that Mr. Craig is "GUILTY BY ASSOCIATION" with TRW is similarly BASELESS. Both are AT BEST MISLEADING and AT WORST DEFAMATORY.

CHAPTER 4 ACCORDING TO MALLENDER:  Current management has REDUCED THE COMPANY'S
        TOTAL DEBT BY APPROXIMATELY $113 MILLION, OR 50%--during calendar year 1996.

                               THE FACT IS . . .

     - While Talley's debt at December 31, 1996 was "ONLY" $113 MILLION, IT HAS TAKEN MORE THAN A DECADE TO GET THE COMPANY'S DEBT BACK BELOW ITS 1985 LEVEL.

     - The Company's TOTAL DEBT BALLOONED TO MORE THAN $334 MILLION IN 1990, as a consequence of MR. MALLENDER'S DECISION, supported by management, TO "DABBLE" IN REAL ESTATE. THE LAST 5 YEARS HAVE BEEN SPENT CHIPPING AWAY AT THIS MOUNTAIN OF DEBT.

     - The funds used to pay down debt in 1996 did not come from improved operations or operating results--THE DEBT REDUCTION WAS FINANCED LARGELY BY THE DAMAGES PAID BY TRW, which had far more to do with the SKILLS OF THE COMPANY'S LAWYERS THAN THE EFFECTIVENESS OF MANAGEMENT.

      - The debt reduction HAS NOT IMPROVED THE COMPANY'S BALANCE SHEET. BETWEEN 1986 AND 1995, THE COMPANY'S NET WORTH DWINDLED FROM $141 MILLION TO $58 MILLION--A DECREASE OF ALMOST 60%.

CHAPTER 5 ACCORDING TO MALLENDER: TALLEY'S STOCK provided a TOTAL RETURN OF
        111% from 1991 TO 1996.

                               THE FACT IS  . . .

     - AT DECEMBER 31, 1991, Talley's common stock was $3.50 PER SHARE. A 111% IMPROVEMENT in such a PROFOUNDLY DEPRESSED PRICE does not demonstrate management competence.

     - From December 31, 1986 to December 31, 1991, THE PRICE OF TALLEY'S COMMON STOCK FELL FROM $14.41 TO $3.50, representing a LOSS OF MORE THAN 75% OF ITS VALUE. In other words, all management has done in the last 5 years IS DIG TALLEY A SMALL PART OF THE WAY OUT OF THE DEEP HOLE MANAGEMENT DUG IN THE PRIOR 5 YEARS.

=============================================================================
THE TALLEY  SCREAM-ER             PAGE  3                      MARCH 19, 1997
=============================================================================

CHAPTER 6 ACCORDING TO MALLENDER:   Mr. Alissa is "THE SON OF A SAUDI ARABIAN
        AUTO DEALER" who wants to "TAKE CREEPING CONTROL" of Talley and would "JEOPARDIZE CRITICAL RELATIONSHIPS" IN THE AUTO INDUSTRY AND THE DEPARTMENT OF DEFENSE.

                               THE FACT IS . . .

      - Mr. Alissa is not merely the "son of a Saudi Arabian auto dealer." He was EDUCATED IN THE U.S. and GREAT BRITAIN and HOLDS A DEGREE IN BUSINESS ADMINISTRATION. He serves as PRESIDENT OF HIS FAMILY'S BUSINESS, which operates dealerships for General Motors and Isuzu automobiles in Saudi Arabia, and has interests in the distribution of GM and Isuzu parts in Saudi Arabia, and investments in publishing, commercial real estate and other industries, both within and outside of that country. That business has a NET WORTH IN EXCESS OF $150 MILLION--NEARLY 3 TIMES TALLEY'S NET WORTH. And, Mr. Alissa is primarily responsible for the administration, operation and financial well-being of this extensive enterprise.

     - MR. ALISSA has NO INTENTION OF TAKING ANY ACTION THAT COULD HARM TALLEY'S BUSINESS OR GOVERNMENTAL RELATIONS. In particular, MR. ALISSA HAS DEMONSTRATED HIS ABILITY TO WORK WITH THE AUTO INDUSTRY. And, as a MAJOR SHAREHOLDER, MR. ALISSA'S INTERESTS ARE FAR MORE CLOSELY ALIGNED WITH THOSE OF OTHER SHAREHOLDERS THAN ARE THOSE OF WILLIAM MALLENDER AND THE REST OF TALLEY'S CURRENT SENIOR MANAGEMENT.

     - MR. ALISSA IS NOT ALONE IN THIS ENDEAVOR. HE HAS BEEN JOINED IN SCREAM BY 3 OTHER SHAREHOLDERS WITH SUBSTANTIAL EXPERIENCE AS OPERATING EXECUTIVES AND INVESTORS, AND BY GEORGE SAWYER, WHO HAS VAST EXPERIENCE IN OPERATIONS AND IN EVALUATING OPERATING COMPANIES.

     - MR. MALLENDER'S not-so-subtle ATTACKS ON THE INTEGRITY, CHARACTER AND REPUTATION of the members OF SCREAM are INAPPROPRIATE AND OFFENSIVE. If this were not enough, Mr. Mallender is financing his campaign with TALLEY CORPORATE FUNDS--FUNDS THAT OTHERWISE MIGHT BE USED TO BENEFIT TALLEY'S BUSINESS AND ITS SHAREHOLDERS.


                     MALLENDER'S ULTIMATE FAIRY TALE . . .

       IS THAT "TALLEY HAS BEEN A GOOD INVESTMENT FOR ITS SHAREHOLDERS."


                             THE SCREAM STORY . . .

IS THAT TALLEY MANAGEMENT HAS NOT ADDRESSED THE CRITICAL ISSUES RAISED BY THE MEMBERS OF SCREAM AND OTHER TALLEY SHAREHOLDERS. WE BELIEVE THAT THE MARKET'S EVALUATION OF TALLEY, UNDER MR. MALLENDER, SPEAKS FOR ITSELF. MR. MALLENDER HAS NO PRINCIPLED DEFENSE, SO HE HAS RESORTED TO DISTORTIONS, HALF-TRUTHS AND INNUENDOS TO ATTACK THE GOOD NAMES AND REPUTATIONS OF THE MEMBERS OF SCREAM. APPARENTLY, THE MEMBERS OF SCREAM HAVE FAR MORE RESPECT FOR THE INTELLIGENCE AND JUDGMENT OF THEIR FELLOW TALLEY SHAREHOLDERS THAN DOES WILLIAM MALLENDER.

PLEASE DO NOT LET MR. MALLENDER AND HIS CRONIES SUCCEED IN THIS TRANSPARENT AND DEMEANING ATTEMPT TO DISTRACT TALLEY'S SHAREHOLDERS FROM THEIR VERY REAL PROBLEMS WITH CURRENT MANAGEMENT. IF YOU SHARE SCREAM'S BELIEF THAT TALLEY HAS SIGNIFICANTLY UNDERPERFORMED THE MARKET AS A RESULT OF THE DECISIONS OF CURRENT
(MIS)MANAGEMENT, ACT WITH SCREAM TO INSTALL NEW, RESPONSIVE AND RESPONSIBLE MANAGEMENT AT THE UPCOMING ANNUAL MEETING.

=============================================================================
THE TALLEY  SCREAM-ER                PAGE  4                  MARCH 19, 1997
=============================================================================

ADDITIONAL INFORMATION REGARDING THE MEMBERS OF SCREAM

     The following information is provided pursuant to Rule 14a-11(b) of Regulation 14A under the Securities Exchange Act of 1934, as amended.

IDENTITY OF THE MEMBERS OF SCREAM

     SCREAM is composed of four Talley shareholders--Saad A. Alissa, Robert T. Craig, William B. Danzell and Ralph A. Rockow--all of whom may be deemed to be "participants" in SCREAM's upcoming proxy solicitation efforts by virtue of their agreement to act together in forming SCREAM and soliciting proxies on its behalf. In addition, George W. Sawyer may be deemed a "participant" by reason of his status as one of the SCREAM nominees for election to Talley's Board of Directors.

SHARE OWNERSHIP INFORMATION

     The following table sets forth the number of shares of voting securities owned beneficially by each of the participants in SCREAM's proxy solicitation as of February 24, 1997. No such participant owns any Talley securities other than shares of Talley Common Stock or owns any such shares of record but not beneficially.

                      NAME            NUMBER OF SHARES HELD
                ------------------  ---------------------------
                Saad A. Alissa      1,121,000 Common Shares (1)
                Robert T. Craig     1,000 Common Shares
                William B. Danzell  4,950 Common Shares
                Ralph A. Rockow     350,000 Common Shares
                George A. Sawyer    -0- Common Shares


(1) Consists of (i) 34,000 shares held directly by Mr. Alissa; (ii) 721,100 shares held by Financial Investors Limited ("FIL"), a wholly owned subsidiary of Abdullatif Ali Alissa Est., a sole proprietorship organized under the laws of the Kingdom of Saudi Arabia, of which Mr. Alissa is the President; and (iii) 365,900 shares held by General Investors Limited ("GIL"), a Cayman Islands corporation of which Mr. Alissa is the sole shareholder. Mr. Alissa serves as the sole director and Secretary of FIL and GIL.

INTERESTS OF PARTICIPANTS IN THE SCREAM PROXY SOLICITATION

     Except through the Common Stock ownership set forth above, none of the participants have any interest, by security holdings or otherwise, in the Company.

     SCREAM intends to bear the costs of its proxy solicitation. However, because SCREAM believes that its solicitation is in the interest of the Company and its shareholders, SCREAM expects to seek reimbursement of its expenses for the solicitation from Talley's Board of Directors. In addition, Saad A. Alissa has agreed to indemnify the SCREAM nominees against liabilities incurred as a consequence of their status as such.